Exhibit 10.3

Itria Ventures LLC One Penn Plaza, Suite 4915 New York, NY 10119

INTERCREDITOR AGREEMENT

This Intercreditor Agreement is made as of August 20, 2025 (this “Agreement”) by and among zSpace, Inc., a Delaware corporation (the “Issuer”), Itria Ventures LLC (“Itria”) and 3i, LP (the “Creditor”) with respect to the respective security interests of Itria and the Creditor in the assets of the Issuer, zSpace Technologies (Shanghai) Ltd. And zSpace KK (“Companies”). Reference is made to those certain Business Loan and Security Agreements dated 20, between Itria, as Lender, and zSpace, Inc., as Borrower (the “Loan Agreements”).

WHEREAS, Itria proposes to provide a loan to zSpace, Inc. as provided in the Loan Agreements, pursuant to which Itria shall secure a UCC lien, with any and all UCC filing numbers subordinated as provided herein, on all of the assets (the “Collateral”) of the Companies (the “Itria Lien”). The Itria Lien consists of a second priority security interest in the Collateral;

WHEREAS, on April 11, 2025, the Issuer issued to the Creditor a senior secured convertible note in the original principal amount of $13,978,495 (the “Creditor Facility”), which note is secured by a first position security interest in the Collateral (the “Creditor Security Interest”);

WHEREAS, the parties have agreed that the Itria Lien shall be junior and subordinated to the Creditor Security Interest with respect to the Collateral, on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Until the Creditor Facility has been repaid in full, (i) the Creditor Security Interest shall be senior and superior to the Itria Lien with respect to the Collateral and (ii) the Itria Lien shall be expressly subordinate to the Creditor Security Interest with respect to the Collateral.

2.            Until the Creditor Facility has been repaid in full or the Creditor shall have given its prior consent in writing, Itria further agrees that it will not enforce any rights pursuant to the Loan Agreements with respect to any Collateral. It is understood that while Itria is subordinating its payment rights and the Itria Lien to the Creditor pursuant to this Agreement, Itria shall retain all rights as a lienholder and senior secured funder as against all other purchasers and/or creditors of the Companies.

Itria Ventures LLC One Penn Plaza, Suite 4915 New York, NY 10119

3.            Notwithstanding any provision hereof, Creditor acknowledges that Itria shall be entitled to receive its periodic payments beginning from the date that is one month from the date hereof from the Companies pursuant to the Loan Agreements on the terms and conditions provided therein.

4.            Itria agrees, that until the Creditor Facility has been repaid in full, Itria shall not, without the prior written consent of Creditor, (i) declare any default, event of default or similar event pursuant to any Loan Agreement, or (ii) amend any Loan Agreement or enter into any new Loan Agreement; provided, however, that upon termination of the Standstill (defined below), if the event of default is then continuing, Itria may commence legal proceeding against the Companies to collect any debt still outstanding under the Loan Agreements, subject to all other terms and conditions of this Agreement; provided, however, that Itria may not initiate any Insolvency Proceedings (as defined below) against the Companies.

5.            Itria agrees that, until the earlier of (i) the date which is ninety (90) days after the date on which the Creditor and the Companies have received written notice from Itria of the existence of an Event of Default (as defined in the Loan Agreements), and (ii) the date on which the Creditor Facility has been repaid in full (such period, the “Standstill”):

(a)            Itria will not take or cause to be taken any action, the purpose or effect of which is to make any Creditor Security Interest on any Collateral that secures any obligation to Itria pursuant to the Loan Agreements (including the Itria Lien) pari passu with or senior to, or to give Itria any preference or priority relative to, the Creditor Security Interest of Creditor on any Collateral securing any obligations to the Creditor pursuant to the Creditor Facility;

(b)            Itria will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of a proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time (the “Bankruptcy Code”), or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law (a “Insolvency Proceeding”)) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of any Collateral by the Creditor or any other Enforcement Action (as defined below) taken (or any forbearance from taking any Enforcement Action) in respect of any Collateral by or on behalf of the Creditor;

(c)            Itria has no right to (x) direct the Creditor to exercise any right, remedy or power with respect to any Collateral or pursuant to the Creditor Facility or (y) object to the exercise by the Creditor of any right, remedy or power with respect to the Collateral or pursuant to the Creditor Facility with respect to the Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent Itria may have any such right described in this clause (c), whether as a junior lien creditor in respect of the Collateral or otherwise, it hereby irrevocably waives such right);

Itria Ventures LLC One Penn Plaza, Suite 4915 New York, NY 10119

(d)            Itria will not institute, or assert, in any suit, Insolvency Proceeding or other proceeding any claim against Creditor seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and the Creditor shall not be liable for, any action taken or omitted to be taken by the Creditor with respect to the Collateral or pursuant to the Creditor Facility in respect of the Collateral;

(e)            Itria will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Collateral, exercise any right, remedy or power with respect to (including set-off), or otherwise take any action to enforce their interest in or realize upon, the Collateral (including the exercise of any right under any lockbox agreement or account control agreement (but excluding any such lockbox or deposit account that does not receive proceeds of Collateral); and

(f)            Itria will not seek, and hereby waive any right, to have the Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Collateral;

provided, that, notwithstanding anything in this Agreement to the contrary:

(i)            Itria may take any action (not adverse to the Creditor Security Interest, or the rights of the Creditor to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral in accordance with applicable law and in a manner not inconsistent with or in contravention of the terms of this Agreement;

(ii)            Itria shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Itria including any claims secured by the Collateral, if any, in each case in accordance with applicable law and in a manner not inconsistent with or in contravention of the terms of this Agreement;

(iii)            Itria shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Companies arising under either the Bankruptcy Code or applicable non-bankruptcy law, in each case in accordance with applicable law and not inconsistent with or in contravention of the terms of this Agreement;

Itria Ventures LLC One Penn Plaza, Suite 4915 New York, NY 10119

(iv)            Itria shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in a manner not inconsistent with or in contravention of the terms of this Agreement;

(v)            Itria shall be entitled to join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding (to the extent that such proceeding relates to the Collateral) commenced by the Creditor to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an Enforcement Action by the Creditor (it being understood that Itria shall not be entitled to receive any proceeds from any Collateral unless otherwise expressly permitted herein);

(vi)            Subject to Paragraph 5(b), Itria shall be entitled to inspect, appraise or value the Collateral (and to engage or retain investment bankers or appraisers for the purposes of appraising or valuing the Collateral) or to receive information or reports concerning the Collateral, in each case pursuant to the terms of the Loan Agreements or applicable law; and

(vii)            Itria shall be entitled to bid for the Collateral at any public or private sale thereof, provided that (A) Itria does not challenge the bid of the Creditor for any Collateral other than by the submission of a competing bid, (B) the Creditor may, subject to the terms of its security documents with the Companies, offset the obligations owed to it pursuant to the Credit Facility against the purchase price for the Collateral and (C) Itria may only bid cash with respect to the Collateral; provided, that the cash portion of any such bid need not exceed the amount of the all obligations owed to the Creditor pursuant to the Credit Facility.

6.            This Agreement: (a) contains the entire understanding between the parties regarding the subject matter hereof; (b) may not be assigned without the prior written consent of the other parties (any purported assignment without such consent is null and void); (c) shall be construed according to the laws of the State of New York, without giving effect to its conflict of laws principles; (d) may be executed in any number of counterparts, each of which shall be deemed an original and each of which shall constitute the same legal instrument; and (e) may not be amended except by written agreement signed by the parties. The parties hereby irrevocably designate the State and Federal Courts of the State of New York, New York County, located in the borough of Manhattan, as the exclusive tribunals for the resolution of any dispute hereunder, and consent to the exclusive jurisdiction of such tribunals.

Itria Ventures LLC One Penn Plaza, Suite 4915 New York, NY 10119

7.            For purposes of this Agreement, “Enforcement Action” means: (a) the declaration of a default, an event of default or any similar event under any Loan Agreements or the Creditor Facility, (b) the taking of any action to enforce or realize upon any Lien in the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 8 or Article 9 of the Uniform Commercial Code or other applicable law, (c) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien in the Collateral under any Loan Agreements, the Creditor Facility, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any Collateral in satisfaction of a Lien, (d) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral, (e) the sale, lease, license, or other disposition of all or any portion of the Collateral, at a private or public sale, other disposition or any other means permissible under applicable law at any time that an event of default under any Loan Agreement or the Creditor Facility shall have occurred which is continuing, and (f) the exercise of any other right of liquidation against any Collateral (including the exercise of any right of recoupment or set-off or any rights against Collateral obtained pursuant to or by foreclosure of a judgment Lien obtained against the Company) whether under any Loan Agreement, the Creditor Facility, applicable law, in an Insolvency Proceeding or otherwise.

[Signature page to follow]

Itria Ventures LLC One Penn Plaza, Suite 4915 New York, NY 10119

IN WITNESS WHEREOF, the parties have executed this Intercreditor Agreement as of the date first written above by its duly authorized officer.

ITRIA VENTURES LLC		3i, LP

By:		By:
Name:	Harrison Smalbach	Name:
Title:	Senior Counsel	Title:

ZSPACE, INC.

By:
Name:
Title: